Exhibit 35.2

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By: /s/ Job Warshaw
Job Warshaw
President

Dated: February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

BACM 2015-UBS7

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7, Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7

Banc of America Merryll Lynch Commercial Mortgage Inc. Cadwalader, Wickersham & Taft LLP

227 West Trade Street Charlotte NC 28202

Henry A. LaBrun

Banc of America Merryll Lynch Commercial Mortgage Inc.

One Bryant Park

New York NY 10036

Leland F. Bunch

Banc of America Merryll Lynch Commercial Mortgage Inc.

Bank of America Corporation

214 North Tryin Street, 20th Floor NC1-027-20-05

Charlotte NC 28255

W. Todd Stillerman

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst NY 14228

Don Simon

Pentalpha Surveillance LLC

Bass, Berry and Sims PLC

150 Third Avenue South, Suite 2800

Nashville TN 37201

Jay H. Knight

U.S. Bank National Association Corporation Trust Services

190 South LaSalle Street, 7th Floor

Mail Station: MK-IL-SL7C

Chicago IL 60603

Nick Xeros